EXECUTION VERSION

Exhibit 10.1

Callon Petroleum Company

1401 Enclave Parkway, Suite 600
Houston, Texas  77077

February 25,  2016

Lone Star Value Investors L.P.

Lone Star Value Co-Invest I, L.P.

Lone Star Value Investors GP, LLC

Jeffrey Eberwein

Lone Star Value Management, LLC

53 Forest Avenue, 1st Floor

Old Greenwich, Connecticut 06870

Facsimile No.: (203) 990-0727

Attention:  Jeffrey E. Eberwein

RE:Letter Agreement

Election of Directors for the 2016 Annual Meeting

Ladies and Gentleman:

Reference is made to the Agreement dated March 9, 2014 by and among Callon Petroleum Company (the “Company”), Lone Star Value Investors L.P. (“LS LP”), Lone Star Value Co-Invest I, L.P. (“LS Co-Invest I”), Lone Star Value Investors GP, LLC (“LS GP”), Lone Star Value Management, LLC (“LS Management”), Jeffrey E. Eberwein (“Eberwein” and, together with  LS LP, LS Co-Invest I, LS GP, LS Management and Eberwein, the “Lone Star Value Stockholders”) and the other party thereto, attached as Exhibit A hereto (the “2014 Agreement”).  Each of the Lone Star Value Stockholders and the Company are referred to in this Agreement as a “Party” and collectively, the “Parties.”  Capitalized terms used but not defined herein have the meanings set forth in the 2014 Agreement.

Following discussion between the Company and members of the Lone Star Value Stockholders, the Parties have determined to come to an agreement with respect to the election of members to the Company’s board of directors (the “Board”) and their tenure, certain matters related to the 2016 annual meeting of stockholders of the Company, including any adjournment or postponement thereof (the “2016 Annual Meeting”), and certain other matters as provided in this agreement.  The Parties hereby agree as follows.

1. Board Matters; Board Nominees; 2016 Annual Meeting.

Effective as of the execution of this Agreement, each of the Lone Star Value Stockholders on behalf of itself and its respective Affiliates and Associates severally and not jointly agrees that it will not, and that it will not permit any of its Affiliates or Associates to, (i) except as provided in this Agreement, nominate or recommend for nomination any person for election at the 2016 Annual Meeting, directly or indirectly, (ii) submit any proposal for consideration at, or bring any other business before, the 2016 Annual Meeting, directly or indirectly, or (iii) initiate, encourage or participate in any “withhold” or similar campaign with respect to the 2016 Annual Meeting, directly or indirectly.  Effective as of the execution of this Agreement, each of the Lone Star Value Stockholders on behalf of itself and its respective Affiliates and Associates severally and not jointly agrees that it shall not publicly or privately encourage or support any other stockholder to take any of the actions described in this Section 1(a).

The Board and all applicable committees of the Board shall take all necessary actions, pursuant to the Bylaws to nominate Michael L. Finch (“Finch”), Larry D. McVay and John C. Wallace as Class I nominees to the Board for the 2016 Annual Meeting,  each to serve for a three (3) year term expiring in 2019; provided, however, that the Parties acknowledge that Mr. Wallace has expressed his intent to resign upon completion of the first two years of such three year term.

The Company agrees that Finch shall remain as a member of the Nominating Committee and shall also be considered along with all other Board members for Board committee appointments in connection with the Board’s annual review of committee composition.

Effective as of the execution of this Agreement, each of the Lone Star Value Stockholders on behalf of itself and its respective Affiliates and Associates severally and not jointly agrees to appear in person or by proxy at the 2016 Annual Meeting and to vote all shares of Common Stock of the Company beneficially owned by such person and over which such person has voting power at the meeting (i) in favor of the Company’s nominees for election to the Board at the 2016 Annual Meeting, (ii) according to the recommendation of Institutional Shareholder Services Inc.  (“ISS”) with respect to the Company’s “say-on-pay” proposal, (iii) in favor of the ratification of the Company’s auditors and (iv) according to the recommendation of ISS with respect to any other proposal that may come before the 2016 Annual Meeting.

2. The section of the 2014 Agreement entitled “Standstill Provisions” is incorporated into this Agreement; provided that references to “Agreement” therein shall be deemed to be references to this Agreement; references to the “Lone Star Value Stockholders” shall be deemed to be references to the Lone Star Value Stockholders party to this Agreement; and references to the “Termination Date” shall have the meaning set forth in Section 4 of this Agreement.

3. As of the date of this Agreement, (i) the Company represents and warrants to the Lone Star Value Stockholders that the representations and warranties set forth in the Section entitled “Representations and Warranties of the Company” of the 2014 Agreement are true and correct and (ii) each of the Lone Star Value Stockholders jointly and severally represents and warrants to the Company that the representations and warranties set forth in the Section entitled “Representations and Warranties of the Lone Star Value Stockholders” of the 2014 Agreement

are true and correct; provided that, in each case, references to “Agreement” therein shall be deemed to be references to this Agreement, references to the “Lone Star Value Stockholders” shall be deemed to be references to the Lone Star Value Stockholders party to this Agreement, references to the ownership of securities by Lone Star Value Stockholders shall be as of the date of the Group 13D and references to the “Group 13D” shall be deemed to be references to the Schedule 13D filed by Lone Star Value Stockholders with the SEC on October 30, 2014, as may be subsequently amended.

4. This Agreement shall terminate on the date (the “Termination Date”) that is 30 days prior to the expiration of the Company’s advance notice period for the nomination of directors at the 2017 annual meeting of stockholders of the Company, which date shall only be deemed to refer to the notice period as established by the Company’s bylaws and shall not, in any event, be deemed to refer to the date for submission of stockholder proposals as established by Rule 14a-8 of the Exchange Act.

5. Each Party shall each be responsible for its own fees and expenses incurred in connection with the negotiation, execution and effectuation of this Agreement and the transactions contemplated hereby, including, but not limited to, any matters related to the 2016 Annual Meeting;  provided, however, that the Company shall reimburse the Lone Star Value Stockholders for its legal fees and expenses in an amount not to exceed $10,000.

6. Sections  6, 7, 9, 10, 11, 12, 13, 14 and 15 of the 2014 Agreement are incorporated into this Agreement; provided that (i) the reference to Exhibit A in Section 6  of the 2014 Agreement shall be deemed instead to refer to Exhibit B to this Agreement; (ii) references to “Agreement” therein shall be deemed to be references to this Agreement; and (iii) references to the “Lone Star Value Stockholders” shall be deemed to be references to the Lone Star Value Stockholders party to this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the Parties as of the date first above written.

Callon Petroleum Company

By:  /s/ Fred L. Callon

Name:  Fred. L. Callon

Title:  Chairman & CEO

Lone Star Value Investors, LP

By: Lone Star Value Investors GP, LLC, its General Partner

By:/s/ Jeff Eberwein
Name:  Jeffrey E. Eberwein
Title:    Manager

Lone Star Value Co-Invest I, LP

By: Lone Star Value Investors GP, LLC, its General Partner

By:/s/ Jeff Eberwein
Name:  Jeffrey E. Eberwein
Title:    Manager

Lone Star Value Investors GP, LLC

By:/s/ Jeff Eberwein
Name:  Jeffrey E. Eberwein
Title:    Manager

Lone Star Value Management, LLC

W/2460634v3

By:/s/ Jeff Eberwein
Name:  Jeffrey E. Eberwein
Title:    Sole Member

/s/ Jeff Eberwein

Jeffrey E. Eberwein

Exhibit A

[2014 Agreement]

Exhibit B

[press release]